Exhibit 99.1

For Immediate Release
May 7, 2019

PNM Resources Reports First Quarter Results
Upper End of 2019 Ongoing Earnings Guidance Raised, Conference call set for 11 a.m. Eastern today

PNM Resources (In millions, except EPS)

	Q1 2019	Q1 2018
GAAP net earnings attributable to PNM Resources	$18.7	$15.0
GAAP diluted EPS	$0.23	$0.19
Ongoing net earnings	$10.8	$16.5
Ongoing diluted EPS	$0.13	$0.21

(ALBUQUERQUE, N.M.) – PNM Resources (NYSE: PNM) today released the company’s 2019 first quarter results. In addition, management raised the upper end of its consolidated ongoing earnings guidance to a range of $2.10 to $2.20 per diluted share for 2019.

“First quarter financial results reflect continued growth in New Mexico that has increased our expectations for 2019 earnings,” said Pat Vincent-Collawn, PNM Resources’ chairman, president and CEO. “More importantly, the Energy Transition Act was passed in the 2019 New Mexico legislative session and signed into law, supporting our plan to transform the PNM generation portfolio and provide customers with increasingly clean energy that continues to be safe, reliable and affordable.”

SEGMENT REPORTING OF 2019 FIRST QUARTER EARNINGS
PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.
PNM (In millions, except EPS)

	Q1 2019	Q1 2018
GAAP net earnings attributable to PNM Resources	$19.0	$7.7
GAAP diluted EPS	$0.24	$0.10
Ongoing net earnings	$11.1	$9.1
Ongoing diluted EPS	$0.14	$0.12

•	GAAP earnings were $14.0 million higher in the first quarter of 2019 due to net changes in unrealized gains and losses on investment securities.

•	An increase in weather-normalized load reflects continued growth in the PNM service territory and has resulted in an increase to the upper end of earnings guidance for 2019.

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PNM Resources Reports Q1 Earnings            5-7-19                         p. 2 of 4

•
Earnings were also impacted in the first quarter of 2019 by increased usage from colder temperatures, the refinancing of debt in 2018 at lower interest rates, the second phase of revised retail rates that were phased-in beginning February 2018 and lower outage costs, as planned outages in the first quarter of 2019 were delayed until the second quarter. These increases were partially offset by a planned increase in operational and maintenance spending, additional depreciation and property tax expenses related to new capital investments and lower earnings related to AFUDC.

TNMP – an electric transmission and distribution utility in Texas.

TNMP (In millions, except EPS)

	Q1 2019	Q1 2018
GAAP net earnings attributable to PNM Resources	$4.1	$9.4
GAAP diluted EPS	$0.05	$0.12
Ongoing net earnings	$4.1	$9.4
Ongoing diluted EPS	$0.05	$0.12

•
TNMP’s GAAP and ongoing earnings were lower in the first quarter of 2019 as the implementation of new base rates approved in December 2018 reflects an increase to rate base recovery that is more than offset by a reduction in the allowed return on equity to 9.65% from 10.125%, higher depreciation rates and the return of excess deferred income taxes to customers.

•	Earnings were also lower due to increased depreciation and property tax expenses resulting from additional capital investments and lower customer usage from milder temperatures.

Corporate and Other – a segment that reflects the PNM Resources holding company and other subsidiaries.
Corporate and Other (In millions, except EPS)

	Q1 2019	Q1 2018
GAAP net earnings (loss) attributable to PNM Resources	($4.4)	($2.1)
GAAP diluted EPS	($0.06)	($0.03)
Ongoing net earnings (loss)	($4.4)	($2.0)
Ongoing diluted EPS	($0.06)	($0.03)

•
Corporate and Other's GAAP and ongoing earnings were lower in the first quarter of 2019 due to higher fixed interest rates under the $300.0 million of 3.25% senior unsecured notes issued in March 2018. Lower net interest income due to the May 2018 repayment of loan agreements associated with Westmoreland Coal Company also reduced earnings.

Financial materials are available at http://www.pnmresources.com/investors/results.cfm.

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PNM Resources Reports Q1 Earnings            5-7-19                         p. 3 of 4

FIRST QUARTER CONFERENCE CALL: 11 A.M. EASTERN TUESDAY, MAY 7
PNM Resources will discuss first quarter earnings results during a live conference call and webcast on Tuesday, May 7th at 11 a.m. Eastern. Speaking on the call will be Pat Vincent-Collawn, PNM Resources chairman, president and CEO, and Chuck Eldred, PNM Resources executive vice president and CFO.

A live webcast of the call will be archived at http://www.pnmresources.com/investors/events.cfm.
Listeners are encouraged to visit the website at least 30 minutes before the event to register, download and install any necessary audio software.

Investors and analysts can participate in the live conference call by pre-registering using the following link to receive a special dial-in number and PIN: http://dpregister.com/10130015. Telephone participants who are unable to pre-register may participate in the live conference call by dialing (877) 276-8648 or (412) 317-5474 fifteen minutes prior to the event and referencing “the PNM Resources first quarter conference call”.

Supporting material for PNM Resources’ earnings announcements can be viewed and downloaded at http://www.pnmresources.com/investors/results.cfm.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2018 consolidated operating revenues of $1.4 billion. Through its regulated utilities, PNM and TNMP, PNM Resources has approximately 2,671 megawatts of generation capacity and provides electricity to more than 781,000 homes and businesses in New Mexico and Texas. For more information, visit the company's website at www.PNMResources.com.

CONTACTS:
Analysts                        Media
Lisa Goodman                        Ray Sandoval
(505) 241-2160                    (505) 241-2782

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release for PNM Resources, Inc. (“PNMR”), Public Service Company of New Mexico (“PNM”), or Texas-New Mexico Power Company (“TNMP”) (collectively, the “Company”) that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

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PNM Resources Reports Q1 Earnings            5-7-19                         p. 4 of 4

Non-GAAP Financial Measures
GAAP refers to generally accepted accounting principles in the U.S. Ongoing earnings is a non-GAAP financial measure that excludes the impact of net unrealized mark-to-market gains and losses on economic hedges, the net change in unrealized gains and losses on investment securities, pension expense related to previously disposed of gas distribution business, and certain non-recurring, infrequent, and other items that are not indicative of fundamental changes in the earnings capacity of the Company's operations. The Company uses ongoing earnings and ongoing earnings per diluted share (or ongoing diluted earnings per share) to evaluate the operations of the Company and to establish goals, including those used for certain aspects of incentive compensation, for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with GAAP. The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Since the future differences between GAAP and ongoing earnings are frequently outside the control of the Company, management is generally not able to estimate the impact of the reconciling items between forecasted GAAP net earnings and ongoing earnings guidance, nor their probable impact on GAAP net earnings without unreasonable effort, therefore, management is generally not able to provide a corresponding GAAP equivalent for ongoing earnings guidance. Reconciliations between GAAP and ongoing earnings are contained in schedules 1-2.

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PNM Resources, Inc. and Subsidiaries
Schedule 1
Reconciliation of GAAP to Ongoing Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(in thousands)
Three Months Ended March 31, 2019
GAAP Net Earnings (Loss) Attributable to PNMR	$19,012	$4,098	$(4,410)	$18,700
Adjusting items before income tax effects:
Mark-to-market impact of economic hedges2a	(28)	—	—	(28)
Net change in unrealized gains on investment securities2b	(12,994)	—	—	(12,994)
Regulatory disallowances and restructuring costs2c	1,345	—	—	1,345
Pension expense related to previously disposed of gas distribution business2d	1,045	—	—	1,045
Total adjustments before income tax effects	(10,632)	—	—	(10,632)
Income tax impact of above adjustments1,2e	2,701	—	—	2,701
Adjusting items, net of income taxes	(7,931)	—	—	(7,931)
Ongoing Earnings (Loss)	$11,081	$4,098	$(4,410)	$10,769

Three Months Ended March 31, 2018
GAAP Net Earnings (Loss) Attributable to PNMR	$7,705	$9,413	$(2,128)	$14,990
Adjusting items before income tax effects:
Mark-to-market impact of economic hedges2a	(28)	—	—	(28)
Net change in unrealized gains on investment securities2b	1,056	—	—	1,056
Pension expense related to previously disposed of gas distribution business2d	832	—	—	832
Total adjustments before income tax effects	1,860	—	—	1,860
Income tax impact of above adjustments[1]	(472)	—	—	(472)
Impairment of state tax credits	—	—	123	123
Total income tax impacts2e	(472)	—	123	(349)
Adjusting items, net of income taxes	1,388	—	123	1,511
Ongoing Earnings (Loss)	$9,093	$9,413	$(2,005)	$16,501

[1] 2019 and 2018 income tax effects calculated using a tax rate of 25.40%
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statements of Earnings as follows:
[a](Reductions) in "Electric Operating Revenues" and "Cost of energy" of $245 and $273 in the three months ended March 31, 2019 and (reductions) in "Electric Operating Revenues" and "Cost of energy" of $281 and $309 in the three months ended March 31, 2018

[b](Increases) decreases in "Gains on investment securities"
[c]Increases in "Regulatory disallowances and restructuring costs"
[d]Increases in "Other (deductions)"
[e]Income tax impacts reflected in "Income Taxes"

PNM Resources, Inc. and Subsidiaries
Schedule 2
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(per diluted share)
Three Months Ended March 31, 2019
GAAP Net Earnings (Loss) Attributable to PNMR	$0.24	$0.05	$(0.06)	$0.23
Adjusting items, net of income tax effects:
Mark-to-market impact of economic hedges	—	—	—	—
Net change in unrealized gains on investment securities	(0.12)	—	—	(0.12)
Regulatory disallowances and restructuring costs	0.01	—	—	0.01
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Total Adjustments	(0.10)	—	—	(0.10)
Ongoing Earnings (Loss)	$0.14	$0.05	$(0.06)	$0.13
Average Diluted Shares Outstanding: 79,970,966

Three Months Ended March 31, 2018
GAAP Net Earnings (Loss) Attributable to PNMR	$0.10	$0.12	$(0.03)	$0.19
Adjusting items, net of income tax effects:
Mark-to-market impact of economic hedges	—	—	—	—
Net change in unrealized gains on investment securities	0.01	—	—	0.01
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Impairment of state tax credits	—	—	—	—
Total Adjustments	0.02	—	—	0.02
Ongoing Earnings (Loss)	$0.12	$0.12	$(0.03)	$0.21
Average Diluted Shares Outstanding: 80,013,247

PNM Resources, Inc. and Subsidiaries
Schedule 3
Condensed Consolidated Statements of Earnings
(Preliminary and Unaudited)

	Three Months Ended March 31,
	2019	2018
	(In thousands, except per share amounts)
Electric Operating Revenues:
Contracts with customers	$315,698	$303,351
Alternative revenue programs	636	$924
Other electric operating revenue	33,311	$13,603
Total electric operating revenues	$349,645	$317,878
Operating Expenses:
Cost of energy	121,626	92,556
Administrative and general	52,336	48,283
Energy production costs	35,072	35,350
Regulatory disallowances and restructuring costs	1,345	—
Depreciation and amortization	65,356	58,722
Transmission and distribution costs	16,678	16,955
Taxes other than income taxes	20,509	19,880
Total operating expenses	312,922	271,746
Operating income	36,723	46,132
Other Income and Deductions:
Interest income	3,619	4,124
Gains on investment securities	14,014	288
Other income	3,415	3,469
Other (deductions)	(3,252)	(1,376)
Net other income and deductions	17,796	6,505
Interest Charges	31,634	33,055
Earnings before Income Taxes	22,885	19,582
Income Taxes	1,223	783
Net Earnings	21,662	18,799
(Earnings) Attributable to Valencia Non-controlling Interest	(2,830)	(3,677)
Preferred Stock Dividend Requirements of Subsidiary	(132)	(132)
Net Earnings Attributable to PNMR	$18,700	$14,990
Net Earnings Attributable to PNMR per Common Share:
Basic	$0.23	$0.19
Diluted	$0.23	$0.19
Dividends Declared per Common Share	$0.290	$0.265